UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest

event reported) February 25, 2013

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	000-26076	52-1494660
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road

Hunt Valley, MD  21030

(Address of principal executive offices and zip code)

(410) 568-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SINCLAIR BROADCAST GROUP, INC.

Forward-Looking Information:

This Current Report on Form 8-K for Sinclair Broadcast Group, Inc. (the “Company”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words outlook, intends to, believes, anticipates, expects, achieves, and similar expressions are intended to identify forward-looking statements and information. Such forward-looking information is subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those set forth in the forward-looking information as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the Company’s ability to satisfy the closing conditions, including obtaining required governmental approvals, for the acquisition of certain stations as disclosed herein, the Company’s ability to obtain financing to fund the acquisitions, the volatility in the U.S. and global economies and financial credit markets which impact the Company’s ability to forecast or refinance its indebtedness as it comes due, the Company’s ability to integrate acquired businesses and maximize operating synergies, the Company’s news share strategy, the Company’s local sales initiatives, the execution of retransmission consent agreements, the Company’s ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission (the “Commission”). There can be no assurance that the assumptions and other factors referred to will occur and the Company undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 7.01. Regulation FD Disclosure.

On February 25, 2013 and February 28, 2013, Sinclair Broadcast Group, Inc. (the “Company”) issued press releases announcing the transactions disclosed in this Current Report on Form 8-K.  A copy of the press releases are attached hereto as Exhibits 99.1 and 99.2.  These press releases are furnished under this Item 7.01 of this Current Report on Form 8-K and shall not be deemed filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.  The information contained therein shall not be incorporated by reference into any filing of the Company regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 8.01. Other Events.

On February 25, 2013, the Company entered into a definitive agreement to purchase certain stock and/or broadcast assets of four television stations, located in four markets, owned by COX Media Group for $99.0 million less $4.3 million of working capital adjustments and amounts to be paid by third party companies, and entered into an agreement to provide sales services to one other station.  The transaction is expected to close in the second quarter of 2013 subject to the approval of the Federal Communications Commission (“FCC”) and customary antitrust clearance.  The Company expects to finance the acquisition through a bank loan and/or by accessing the capital markets.

On February 28, 2013, the Company entered into a definitive agreement to purchase the broadcast assets of 18 television stations owned by Barrington Broadcasting Group, LLC for $370.0 million, less amounts to be paid by third parties, and entered into agreements to operate or provide sales services to another six stations. The 24 stations are located in 15 markets. The transaction is expected to close in the second quarter of 2013 subject to the approval of the FCC and customary antitrust clearance. The Company expects to finance the acquisition through a bank loan and/or by accessing the capital markets. In connection with this acquisition, the Company will sell its station, WSYT (FOX), and assign its local marketing agreement and purchase option on WNYS (MNT) in Syracuse, NY, and sell its station in Peoria, IL, WYZZ (FOX), due to FCC ownership rules.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits shall be deemed to be furnished and not filed.

99.1        Press Release dated February 25, 2013.

99.2        Press Release dated February 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek
	Name:	David R. Bochenek
	Title:	Vice President / Chief Accounting Officer

Dated: March 1, 2013